CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS




Overseas Filmgroup, Inc.
Los Angeles, California


                  We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated January 19, 1996, relating to the financial statements of Entertainment/media Acquisition Corporation appearing in the Company's Annual Report on Form 10-K for the year ended November 30, 1995.

                  We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                /s/ BDO Seidman, LLP
                                                BDO Seidman, LLP


New York, New York
November 26, 1996